UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

000-18911	81-0519541
(Commission File Number)	(IRS Employer Identification No.)

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

          On April 20, 2006, Glacier Bancorp, Inc. (“Glacier”)  announced that it had entered into a merger agreement with Citizens Development Company (“Citizens”) pursuant to which, if consummated, shares of Citizens will be converted into the right to receive shares of common stock of Glacier Bancorp, Inc.(“Glacier”) and cash.  On April 21, 2006, Glacier issued a press release stating that in connection with, but not as a condition to, that transaction, Glacier intends to file a Registration Statement on Form S-3, in order to register approximately two million shares of its common stock.  That press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

          (a)     Financial statements. – not applicable

          (b)     Pro forma financial information. – not applicable

          (d)     Exhibits.

                         99.1     Press Release dated April 21, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2006	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick

Michael J. Blodnick
President and Chief Executive Officer